UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


Date of report (Date of earliest event reported):  April 28, 2008
                                              ---------------------------------


                          Pre-Paid Legal Services, Inc.
--------------------------------------------------------------------------------
             (Exact Name of Registrant as Specified in Its Charter)


                                    Oklahoma
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                 (State or Other Jurisdiction of Incorporation)


       001-09293                                           73-1016728
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(Commission File Number)                       (IRS Employer Identification No.)


          One Pre-Paid Way
              Ada, OK                                        74820
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(Address of Principal Executive Offices)                  (Zip Code)


                                 (580) 436-1234
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              (Registrant's Telephone Number, Including Area Code)


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          (Former Name or Former Address, if Changed Since Last Report)


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

     |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



Item 2.02 Results of Operations and Financial Condition
-------------------------------------------------------

     On April 28, 2008, Pre-Paid Legal Services, Inc. (the "Company") issued a press release announcing its earnings and operating results for the three months ended March 31, 2008. A copy of the release is included as an exhibit to this report.


Item 9.01 Financial Statements and Exhibits
-------------------------------------------

     The following exhibits are included with this report:

   Exhibit No.                   Description
   -----------                   -----------

       99.1         Company Press Release dated April 28, 2008


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                      Pre-Paid Legal Services, Inc.


                                      By: /s/ Randy Harp
                                        ----------------------------------------
                                        Randy Harp, Chief Operating Officer

Date:  April 28, 2008



For Immediate Release                              Company      Steve Williamson
Monday, April 28, 2008                            Contact:        (580) 436-1234

               Pre-Paid Legal Announces 2008 First Quarter Results
                                    -- -- --
            2008 First Quarter EPS Up 19%; Membership Revenues Up 5%

ADA, OK, April 28, 2008 - Pre-Paid Legal Services, Inc. (NYSE:PPD), announced results for the first quarter ended March 31, 2008. Net income for the first quarter of 2008 increased 8% to $15.9 million from $14.7 million for the prior year's first quarter. Diluted earnings per share increased 19% to $1.29 per share from $1.08 per share for the prior year's comparable quarter due to an increase in net income of 8% and a 9% decrease in the weighted average outstanding shares. Membership revenues in the first quarter of 2008 increased 5% to $109.1 million from $103.9 million for the same period last year.

Net cash provided from operating activities decreased 14% to $20.8 million for the first quarter of 2008 from $24.1 million for 2007 primarily due to the increase in cash taxes paid during the 2008 period. During the 2008 first quarter, we returned $12.9 million to shareholders through the repurchase of 279,576 shares of common stock, at an average per share price of $46.08. Since April 1999, we have returned $375.3 million to shareholders through the purchase of 13 million shares, at an average price of $28.93 per share, and $17.1 million in dividends for a combined total of $392.4 million representing more than 115 percent of our net earnings during the same timeframe. At March 31, 2008, we had $69.2 million of debt outstanding and $60.4 million in cash and cash equivalents and unpledged investments.

First quarter 2008 membership fees remained stable at $109.1 million compared to $108.9 million for the 2007 fourth quarter while associate services revenues remained unchanged at $6.0 million for both periods. Commissions decreased 4% while associate services and direct marketing expenses decreased approximately 19%. Membership benefits were 34% and 35% of membership fees, respectively for the two periods. Commissions, as a percent of membership fees, were 28% and 30%, respectively, for the two periods while general and administrative expenses were 12% and 10%, respectively, for the two periods.

After our earnings conference call later this week, we expect to continue our open market share purchases as we have authorization from the Board to purchase an additional 1 million shares and funds immediately available for share purchases of approximately $14.7 million.

We will conduct a conference call to present the first quarter results on Wednesday, April 30, 2008, at 8:30 a.m. Eastern Time. The conference call will be webcast on the investor relations' page of www.prepaidlegal.com or may be accessed by dialing (719) 325-4843. Audio replay will be available beginning at 11:30 a.m. Eastern Time on April 30, 2008 and will run through midnight Wednesday, May 7, 2008 by dialing (719) 457-0820; pass code for the replay is 1173479. The presentation will be available on the web site indefinitely by selecting "Earnings Calls" under the "Investor Relations" section. Questions may be submitted prior to the call via email to investor@pplsi.com.



About Us

We believe our products are one of a kind, life events legal service plans. Our plans provide for legal service benefits provided through a network of more than 50 independent law firms across the U.S. and Canada, and include unlimited attorney consultation, will preparation, traffic violation defense, automobile-related criminal charges defense, letter writing, document preparation and review and a general trial defense benefit. We have an identity theft restoration product we think is also one of a kind due to the combination of our identity theft restoration partner and our provider law firms. More information about us and our products can be found at our homepage at http://www.prepaidlegal.com.

     Forward-Looking Statements
     --------------------------
Statements in this press release, other than purely historical information, regarding our future plans and objectives and expected operating results, dividends and share repurchases and statements of the assumptions underlying such statements, constitute forward-looking statements within the meaning of
Section 21E of the Securities Exchange Act of 1934. The forward-looking statements contained herein are based on certain assumptions that may not be correct. They are subject to risks and uncertainties incident to our business that could cause actual results to differ materially from those described in the forward-looking statements. These risks and uncertainties are described in the reports and statements filed by us with the Securities and Exchange Commission, including (among others) those listed in our Form 10-K, Form 10-Q and Form 8-K, and include the risks that our membership persistency or renewal rates may decline, that we may not be able to continue to grow our memberships and earnings, that we are dependent on the continued active participation of our principal executive officer, that pending or future litigation may have a material adverse effect on us if resolved unfavorably to us, that we could be adversely affected by regulatory developments, that competition could adversely affect us, that we are substantially dependent on our marketing force, that our stock price may be affected by short sellers, that we have been unable to increase our employee group membership sales and that our active premium in force is not indicative of future revenue as a result of changes in active memberships from cancellations and additional membership sales. Please refer to pages 14 and 15 of our 2007 Form 10-K for a more complete description of these risks. We undertake no duty to update any of the forward-looking statements in this release.



PRE-PAID LEGAL SERVICES, INC.
Financial Highlights (Unaudited)

             (Dollars and shares in 000s, except per share amounts)
                                                                            Three Months Ended
                                                                -----------------------------------------
                                                                        March 31              December 31
                                                                   2008          2007            2007
                                                                ------------- ------------  -------------
Revenues:
  Membership fees...........................................    $   109,060   $   103,881   $    108,898
  Associate services........................................          6,043         7,064          6,048
  Other.....................................................          1,100         1,139          1,122
                                                                ------------- ------------  -------------
                                                                    116,203       112,084        116,068
                                                                ------------- ------------  -------------
Costs and expenses:
  Membership benefits.......................................         37,262        36,751         37,639
  Commissions...............................................         30,824        30,532         32,172
  Associate services and direct marketing...................          5,604         6,375          6,916
  General and administrative................................         12,574        12,747         10,627
  Other, net................................................          4,166         3,744          3,220
                                                                ------------- ------------  -------------
                                                                     90,430        90,149         90,574
                                                                ------------- ------------  -------------
Income before income taxes..................................         25,773        21,935         25,494
Provision for income taxes..................................          9,831         7,207         13,772
                                                                ------------- ------------  -------------
Net income..................................................    $    15,942   $    14,728   $     11,722
                                                                ------------- ------------  -------------
Basic earnings per common share.............................    $     1.29    $     1.09    $       .92
                                                                ------------- ------------  -------------
Diluted earnings per common share...........................    $     1.29    $     1.08    $       .92
                                                                ------------- ------------  -------------
Weighted average number of shares, as adjusted:
    Primary.................................................         12,361        13,541         12,727
                                                                ------------- ------------  -------------
    Diluted.................................................         12,382        13,617         12,752
                                                                ------------- ------------  -------------

Net cash provided by operating activities...................    $    20,825   $    24,105   $     19,767
                                                                ------------- ------------  -------------
Net cash used in investing activities.......................    $   (10,408)  $      (827)  $      3,613
                                                                ------------- ------------  -------------
Net cash used in financing activities.......................    $   (17,269)  $   (17,702)  $    (27,469)
                                                                ------------- ------------  -------------

                                                                  ###